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                                                                     EXHIBIT 5.1

            [LETTERHEAD OF VAN VALKENBERG FURBER LAW GROUP P.L.L.C.]

                                  May 28, 1998



ARIS Corporation
2229 112th Avenue NE
Bellevue, WA 98004

     RE:  REGISTRATION STATEMENT ON FORM S-4
          (Registration No. 333-51859)

Ladies and Gentlemen:

     You have asked our opinion with respect to certain matters in connection with the filing by ARIS Corporation (the "Company") of a Registration Statement on Form S-4 (Registration No. 333-51859) (the "Registration Statement") with the Securities and Exchange Commission registering 699,310 shares of Common Stock, without par value, of the Company (the "Shares"), warrants to purchase up to 665,549 shares of Common Stock, without par value, of the Company (the "Warrants") and 665,549 shares of Common Stock, without par value, of the Company issuable upon exercise of the Warrants (the "Warrant Shares"), all of which are authorized but heretofore unissued. The Shares and the Warrants are to be exchanged for existing shares of Class A Common Stock of InTime Systems International, Inc. ("InTime") and existing warrants to purchase shares of Class A Common Stock of InTime as described in the Registration Statement and pursuant to the Agreement and Plan of Merger dated April 26, 1998, as amended, between InTime and the Company filed as an exhibit thereto. As your counsel, we have examined the proceedings proposed to be taken in connection with said sale and issuance of the Shares, the Warrants and the Warrant Shares.

     It is our opinion that, upon completion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the Shares, the Warrants and the Warrant Shares, and upon completion of the proceedings being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states, where required, the Shares, the Warrants and the Warrant Shares when issued and sold in the manner referred to in the Registration Statement will be legally and validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the reference to our firm under the caption "Legal Matters" appearing in the Registration Statement, including the Prospectus constituting a part thereof, and any amendment thereto.

                                    Very truly yours,

                                    VAN VALKENBERG FURBER LAW GROUP P.L.L.C.



                                    /s/ Van Valkenberg Furber Law Group P.L.L.C.